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                                                                     EXHIBIT 4.1

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                        UNIVERSAL HOSPITAL SERVICES, INC.

THIS CERTIFIES THAT ____________________________________________IS THE OWNER AND

REGISTERED HOLDER OF _________________________________________________ SHARES OF

                                  COMMON STOCK

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

               IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION

    NO
CORPORATE
  SEAL      THIS ________________________  DAY OF ______________ , ____________.


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                     SECRETARY                            PRESIDENT